Exhibit 99.1

Year ended
Cash Contribution Reconciliation for year-ended December 31, 2005 ($Millions)	December 31, 2005
Operating Income	$75.7
Depreciation and amortization	62.6

138.3
Asset impairment charges	10.1
Impairment of good will and other intangibles	1.2

149.6

Equipment write-off	4.6
Stock based compensation	4.9
Insurance reserves	3.5
Higher expenses for audit, legal and other professional fees	16.1
Insurance proceeds	(7.3)
Cash based rent over GAAP rent	(11.7)
Change in deferred revenue	(34.8)
Crunch Fitness contribution	(4.9)

Cash Contribution	$120.0